                                  EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

                                                          STATE OR OTHER JURISDICTION
                          NAME                                 OF INCORPORATION
                          ----                            ---------------------------
1.  Advanced ImmunoTherapeutics, Inc.                           California
2.  NeoTherapeutics GmbH                                        Switzerland